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[LOGO]       CAMCO FINANCIAL CORPORATION
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6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax:   740-432-2743 [Private Fax]

                                   EXHIBIT 99   --------------------------------
                                                CONTACT:
                                                -------
                                                Richard C. Baylor, President/CEO
                                                Phone: 740-435-2020
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                                  NEWS RELEASE



         CAMCO ANNOUNCES BOARD APPROVAL OF AN ENTERPRISE RISK STRUCTURE

         Cambridge, Ohio - [NASDAQ symbol: "CAFI"] Camco Financial Corporation will implement an Enterprise Risk Management structure during the remainder of 2005. This new structure will monitor functions for the company covering areas of internal controls, interest rate risk, regulatory and non-regulatory compliance, internal policies and procedures, operations and reputational risk.

         Richard C. Baylor, CEO and President said "The Board of Directors on behalf of our stockholders, has approved management's plan as a logical progression to provide continuing support and oversight to mitigate risks to the corporation's operations. The collective approach to monitor risks under a single function of management will allow Camco Financial Corporation to further strengthen controls and operations which should help us avoid undue risks that exist in today's business environment."

         "Robin Mayhugh, Chief Risk Officer, will be leading this effort for Camco Financial Corporation and its subsidiaries. Ms. Mayhugh joined Camco Financial Corporation in 2004 as its Internal Auditor and is a Certified Public Accountant and Certified Bank Auditor. The corporation has hired an additional person to replace Ms. Mayhugh as Internal Auditor," commented Baylor.

          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com
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         Camco Financial Corporation, holding company for Advantage Bank, is a
$1.07 billion multi-state community bank holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking; that includes commercial, business and consumer financial services, internet banking and title insurance services from 30 offices in 23 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco Financial may be found on Camco's web site:

www.camcofinancial.com.
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          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com